UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2008

ARCTIC CAT INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-18607	41-1443470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brooks Avenue South Thief River Falls, Minnesota	56701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 681-8558

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                Effective August 25, 2008, Arctic Cat Inc. (the “Company”) appointed Claude J. Jordan, age 52, as its new President and Chief Operating Officer.  Mr. Jordan will have the general duties, responsibilities and authority of a President, subject to the power of the Chief Executive Officer and/or the Board of Directors to expand or limit such duties, responsibilities and authority.  In addition, Mr. Jordan will have specific responsibility for all operations and departments of the Company except product validation and the Chief Financial Officer (together with functions currently reporting to the Chief Financial Officer).

                Before joining the Company, Mr. Jordan served from 2003 to 2008 as Vice President of The Home Depot and President of THD At-Home Services Inc., a wholly owned subsidiary of The Home Depot, and, prior to that time, held senior leadership positions at General Electric Company from 1998 to 2003, serving as President and Chief Executive Officer of its GE Water Technologies business unit and Manager, Business Development of GE Power Systems.  From 1993 to 1997, Mr. Jordan held management and executive positions with Memtec Limited, a global material sciences based purification and separation business.  Mr. Jordan holds an MBA from The Wharton School of the University of Pennsylvania, an MS from Catholic University and a BS from the United States Naval Academy in Annapolis, Maryland.

                Mr. Jordan’s employment agreement (the “Employment Agreement”) provides for an annual base salary of $425,000.  Mr. Jordan is also entitled to participate in the Company’s annual incentive program offered to the Company’s senior executives.  His annual incentive payout will range from zero percent (0%) to one hundred percent (100%) of his base salary but will not be less than $140,250 in his first year of employment.  In addition, the Board of Directors of the Company has approved grants to Mr. Jordan of: (a) 20,000 shares of restricted common stock of the Company at fair market value and (b) stock options to purchase 70,000 shares of common stock of the Company in accordance with the Company’s 2007 Omnibus Stock and Incentive Plan.  The restricted stock will vest in equal installments on the first, second, and third anniversaries of the grant date, and the stock options will vest in equal installments on the first, second, and third anniversaries of the grant date and expire ten (10) years from the grant date.  Under the Employment Agreement, Mr. Jordan is subject to traditional non-competition and employee non-solicitation restrictions during the term of his employment with the Company and for one (1) year following his termination of employment by the Company for any reason.  Mr. Jordan is also entitled to participate in any of the Company’s benefit plans which the Company makes available to its salaried senior executives to the extent that Mr. Jordan’s age, tenure, and title make him eligible to receive such benefits.  Subject to certain notice requirements, either Mr. Jordan or the Company is entitled to terminate the Employment Agreement at any time.  In the event the Company terminates Mr. Jordan’s employment for any reason not constituting Cause, death, or Disability, and not in connection with a Change of Control, or, in the event that Mr. Jordan terminates his employment for Good Reason (as such terms are defined in the Employment Agreement or Change of Control Agreement), the Company will pay him his base salary through such date of termination and provide the following benefits: (i) his average annual base salary over the three (3) year period immediately preceding the date of termination or such lesser period as Mr. Jordan has been employed by the

Company; (ii) benefits for twelve (12) months; and (iii) immediate vesting of all of his restricted stock and unexpired stock options with the options becoming immediately exercisable for one (1) month, after which time the option(s) shall expire.

                Mr. Jordan’s change of control agreement (the “Change of Control Agreement”) provides for compensation upon termination or during Disability following a Change of Control.  During Disability, the Company will pay Mr. Jordan his base salary plus his pro rata annual bonus until he is eligible for long term disability benefits.  If Mr. Jordan’s employment is terminated by the Company for Cause or by Mr. Jordan for any reason other than Good Reason or Disability, the Company will pay Mr. Jordan his full base salary through the date of termination.  If Mr. Jordan’s employment is terminated for Disability, or by reason of death, the Company will pay him the benefits to which he is entitled to under any Company-sponsored insurance policy then in effect.  If Mr. Jordan’s employment is terminated by the Company for any reason other than Cause or Disability or by Mr. Jordan for Good Reason, then Mr. Jordan is entitled to the following benefits: (i) his base salary through the date of termination; (ii) a severance payment in an amount equal to 2.99 times the average annual compensation which was paid to Mr. Jordan by the Company for the preceding five (5) calendar years subject to certain exceptions and tax regulations; (iii) certain insurance benefits for a thirty-six (36) month period following the date of termination; and (iv) any legal fees and expenses incurred by Mr. Jordan in the event he has a bona fide claim for wrongful termination.

                The foregoing descriptions of Mr. Jordan’s Employment Agreement and Change of Control Agreement are qualified in their entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and the Change of Control Agreement attached hereto as Exhibit 10.2, each of which are incorporated herein by reference to this Item 5.02.

Item 7.01 Regulation FD Disclosure.

                A copy of the news release relating to the Company’s employment agreement with Mr. Jordan, as described in Item 5.02 above, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

                (d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated as of August 25, 2008, by and between the Company and Claude J. Jordan.

10.2	Change of Control Agreement dated as of August 25, 2008, by and between the Company and Claude J. Jordan.

99.1	News Release dated August 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: August 25, 2008	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated as of August 25, 2008, by and between the Company and Claude J. Jordan.

10.2	Change of Control Agreement dated as of August 25, 2008, by and between the Company and Claude J. Jordan.

99.1	News release dated August 25, 2008.